Articles of Amendment
to
Articles of Incorporation
of

Vet Online Supply, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P14000049791

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

1401 Market Street, PMB 309
San Diego, California 92101

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

1401 Market Street, PMB 309
San Diego, California 92101

FILED
2016 JUL 28 AM 11:06
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

____
(Florida street address)

New Registered Office Address: _______________ *(City)*, Florida _______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	DPST	Kristy Pedotti	2222 San Simeon Creek Rd.
___ Add			Cambria, CA 93428
X Remove			
2) ___ Change	DPST	Edward Aruda	1401 Market Street, PMB 309
X Add			San Diego, CA 92101
___ Remove			
3) ___ Change			
___ Add			
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV. Amend Article IV to increase the authorized common shares from 100,000,000, par value $0.001 to 8,000,000,000, par value $0.001.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Article IV. Upon the filing and effectiveness of this Article of Amendment (the "Effective Date"), the shares of common stock of the corporation issued and outstanding immediately prior to the Effective Date, and the shares of such common stock issued and held in the treasury of the corporation, if any, immediately prior to the Effective Date are reclassified into a greater number of shares such that each one share of common stock issued and outstanding immediately prior to the Effective Date is reclassified into one hundred fifty (150) shares of common stock, without any further action by the corporation or the holder thereof, subject to the treatment of fractional share interest as described below (the "Forward Stock Split"). No certificates representing fractional shares of common stock shall be issued in connection with the Forward Stock Split; any fractional shares which result from the Forward Stock Split shall be rounded up to the next whole share.

The date of each amendment(s) adoption: July 27, 2016, if other than the date this document was signed.

Effective date if applicable: July 27, 2016

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________"

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 25, 2016

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

EdwardAruda

(Typed or printed name of person signing)

President

(Title of person signing)